Exhibit 99.3

Unaudited pro forma condensed combined financial information

On February 17, 2021, Rent-A-Center, Inc. (“Rent-A-Center) consummated the acquisition of Acima Holdings, LLC (“Acima”) contemplated by the Agreement and Plan of Merger dated December 20, 2020, by and among Rent-A-Center, Radalta, LLC, a Utah limited liability company and wholly owned subsidiary of Rent-A-Center, Acima, and Aaron Allred, solely in his capacity as the Member Representative (the “Merger Agreement”), pursuant to which Radalta, LLC merged with and into Acima, with Acima surviving as a wholly owned subsidiary of Rent‑A‑Center (the “Merger”). The unaudited pro forma condensed combined financial information and explanatory notes presented below show the impact of such acquisition, together with related financing transactions consummated by Rent‑A‑Center concurrent therewith (collectively, the “Transactions”), on the historical financial position and results of operations of Rent‑A‑Center and Acima.
The following unaudited pro forma condensed combined balance sheet as of September 30, 2020 and unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 are based on the individual historical consolidated financial statements of Rent-A-Center and Acima, respectively, included in Rent‑A‑Center’s Annual Report on Form 10‑K for the year ended December 31, 2019 and Quarterly Report on Form 10‑Q for the nine months ended September 30, 2020, and the Current Report on Form 8‑K filed by Rent‑A‑Center on February 23, 2021, all of which financial statements are incorporated herein by reference. The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had occurred on September 30, 2020 and the unaudited pro forma condensed combined statement of operations gives effect to the Transactions as if they had occurred on January 1, 2019.
The unaudited pro forma condensed consolidated financial information was prepared in accordance with Article 11 of Regulation S-X as amended by the Securities and Exchange Commission (the “SEC”) Final Rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using the assumptions set forth in the notes to the unaudited pro forma condensed consolidated financial information. The unaudited pro forma condensed consolidated financial information has been adjusted to include accounting policy alignment adjustments, transaction accounting adjustments and other transaction accounting adjustments, which reflect the application of the accounting required by generally accepted accounting principles in the United States (“GAAP”), linking the effects of the Transactions listed below to the pro forma consolidated financial statements.

The pro forma adjustments set forth in the unaudited pro forma condensed combined financial information reflect the following:

•the Transactions and changes in assets and liabilities to record the estimates of their respective fair value in accordance with purchase accounting;

•changes in depreciation and amortization expense resulting from the fair value adjustments to the identifiable net tangible assets and amortizable intangible assets of Acima in the Transactions;

•changes in indebtedness incurred in connection with the Transactions;

•certain transaction fees and debt issuance costs incurred in connection with the
Transactions;

•changes in interest expense resulting from the Transactions, including amortization of debt issuance costs;

•changes in stock-based compensation expense resulting from the Transactions;

•estimates of the effect of the above adjustments on deferred income tax assets, liabilities and related expense; and

•the equity impact of the Transactions and the corresponding elimination of historical equity balances of Acima.

The unaudited pro forma adjustments are based upon available information and reflects estimates and certain assumptions that Rent-A-Center believes is reasonable under the circumstances. Actual adjustments may differ materially from the information presented herein. The unaudited pro forma condensed combined financial information is presented for informational purposes only and does not purport to represent what the results of operations or financial condition would have been had the Transactions actually occurred on the dates indicated, nor do they purport to project the results of operations or financial condition for any future period or as of any future date. The unaudited pro forma condensed combined financial information should be read in conjunction with the audited and unaudited historical financial statements and related notes of each of Rent-A-Center and Acima included in the Form 8-K filed on February 23, 2021 or incorporated by reference in this filing. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not reflect the realization of any expected operating efficiencies or other synergies that may result from the Transactions as a result of planned initiatives following the completion of the Transactions.

Rent-A-Center
Unaudited pro forma condensed combined balance sheet
As of September 30, 2020
(Dollars in thousands)

	Historical
	Rent-A- Center	Acima as presented (1)	Accounting policy alignment	Note	Transaction accounting adjustments	Note	Other transaction accounting adjustments	Note	Pro forma combined

ASSETS
Cash and cash equivalents	$ 227,398	$ 25,408	$ -		$(1,242,863)	4a	$ 1,256,834	5l	$ 266,777
Receivables, net of allowance for doubtful accounts	75,471	25,477	-		-		-		100,948
Prepaid expenses and other assets	40,172	851	(202)	3	-		-		40,821
Rental merchandise, net
On rent	680,955	315,430	(3,216)	3	-		-		993,169
Held for rent	119,903	-	-		-		-		119,903
Merchandise held for installment sale	4,287	-	-		-		-		4,287
Property assets, net of accumulated depreciation	145,298	12,485	-		169,034	4b	-		326,817
Operating lease right-of-use	280,845	-	9,123	3	-		-		289,968
Deferred tax asset	14,889	-	-		-		-		14,889
Goodwill	70,217	-	-		307,133	4b	-		377,350
Other intangible assets, net	8,130	-	-		440,000	4b	-		448,130

Total assets	$1,667,565	$ 379,651	$ 5,705		$ (326,696)		$ 1,256,834		$2,983,059

LIABILITIES
Accounts payable - trade	176,304	1,241	-		-		-		177,545
Accrued liabilities	305,919	38,671	(373)	3	30,400	4i	-		374,617
Operating lease liabilities	283,784	-	9,294	3	-		-		293,078
Deferred tax liability	168,622	-	-		(111,115)	4e,4i	-		57,507
Senior debt, net	190,599	152,500	-		(152,500)	4f	1,256,834	5l	1,447,433

Total liabilities	$1,125,228	$ 192,412	$ 8,921		$ (233,215)		$ 1,256,834		$2,350,180

STOCKHOLDERS' EQUITY
Common stock, $0.01 par value	1,103	-	-		27	4g	-		1,130
Additional paid-in capital	878,965	-	-		120,915	4g	-		999,880
Retained earnings	1,051,760	-	-		(30,400)	4i	-		1,021,360
Treasury stock at cost	(1,375,541)	-	-		-		-		(1,375,541)
Accumulated other comprehensive loss	(13,950)	-	-		-		-		(13,950)
Equity	-	187,239	(3,216)	3	(184,023)	4h	-		-
Total stockholders' equity	$ 542,337	$ 187,239	$ (3,216)		$ (93,481)		$ -		$ 632,879
Total liabilities and stockholders' equity	$1,667,565	$ 379,651	$ 5,705		$ (326,696)		$ 1,256,834		$2,983,059
(See the accompanying notes.)

Rent-A-Center
Unaudited pro forma condensed combined statement of operations
For the nine months ended September 30, 2020
(Dollars in thousands)

	Historical
	Rent-A- Center (1)	Acima as presented (2)	Accounting policy alignment	Note	Transaction accounting adjustments	Note	Other transaction accounting adjustments	Note	Pro forma combined

Revenues
Store
Rentals and fees	$1,682,310	$672,539	$ -		$ -		$ -		$2,354,849
Merchandise sales	300,693	241,573	-		-		-		542,266
Installment sales	48,970	-	-		-		-		48,970
Other	2,341	-	-		-		-		2,341
Total store revenues	2,034,314	914,112	-		-		-		2,948,426
Franchise
Merchandise sales	49,553	-	-		-		-		49,553
Royalty income and fees	13,833	-	-		-		-		13,833
Total revenues	2,097,700	914,112	-		-		-		3,011,812
Cost of revenues
Store
Cost of rentals and fees	489,606	341,284	-		-		-		830,890
Cost of merchandise sold	296,894	308,286	-		-		-		605,180
Cost of installment sales	16,830	-	-		-		-		16,830
Total cost of store revenues	803,330	649,570	-		-		-		1,452,900
Franchise cost of merchandise sold	49,632	-	-		-		-		49,632
Total cost of revenues	852,962	649,570	-		-		-		1,502,532
Gross profit	1,244,738	264,542	-		-		-		1,509,280
Operating expenses
Store expenses
Labor	434,216	16,514	-		-		-		450,730
Other store expenses	463,292	68,498	(308)	3	-		-		531,482
General and administrative expenses	113,694	11,413	-		103,515	4j	-		228,622
Depreciation and amortization	43,071	2,783	-		43,503	4c,4d	-		89,357
Other (gains) and charges	7,768	-	-		-		-		7,768
Total operating expenses	1,062,041	99,208	(308)		147,018		-		1,307,959
Operating profit	182,697	165,334	308		(147,018)		-		201,321
Interest expense	11,958	9,121	-		-		41,106	5n	62,185
Interest income	(561)	-	-		-		-		(561)
Earnings before income taxes	171,300	156,213	308		(147,018)		(41,106)		139,697
Income tax expense (benefit)	19,485	-	39,130	3	(10,876)	4k	(10,277)	5o	37,462
Net earnings	$ 151,815	$ 156,213	$ (38,822)		$ (136,142)		$ (30,829)		$ 102,235

Earnings per share:
Basic earnings per share	$ 2.80								$ 1.70
Diluted earnings per share	$ 2.73								$ 1.54

Weighted average number of shares outstanding:
Basic	54,186,000								59,982,254
Diluted	55,662,000								66,442,185
(See the accompanying notes.)

Rent-A-Center
Unaudited pro forma condensed combined statement of operations
For the year ended December 31, 2019
(Dollars in thousands)

	Historical
	Rent-A- Center (1)	Acima as presented (2)	Accounting policy alignment	Note	Transaction accounting adjustments	Note	Other transaction accounting adjustments	Note	Pro forma combined

Revenues
Store
Rentals and fees	$2,224,402	$668,022	$ -		$ -		$ -		$2,892,424
Merchandise sales	304,630	198,435	-		-		-		503,065
Installment sales	70,434	-	-		-		-		70,434
Other	4,795	-	-		-		-		4,795
Total store revenues	2,604,261	866,457	-		-		-		3,470,718
Franchise
Merchandise sales	49,135	-	-		-		-		49,135
Royalty income and fees	16,456	-	-		-		-		16,456
Total revenues	2,669,852	866,457	-		-		-		3,536,309
Cost of revenues
Store
Cost of rentals and fees	634,878	355,153	-		-		-		990,031
Cost of merchandise sold	319,006	254,893	-		-		-		573,899
Cost of installment sales	23,383	-	-		-		-		23,383
Total cost of store revenues	977,267	610,046	-		-		-		1,587,313
Franchise cost of merchandise sold	48,514	-	-		-		-		48,514
Total cost of revenues	1,025,781	610,046	-		-		-		1,635,827
Gross profit	1,644,071	256,411	-		-		-		1,900,482
Operating expenses
Store expenses
Labor	630,096	18,571	-		-		-		648,667
Other store expenses	617,106	88,088	500	3	-		-		705,694
General and administrative expenses	142,634	10,720	-		168,420	4i,4j	-		321,774
Depreciation and amortization	61,104	2,868	-		78,846	4c,4d	-		142,818
Other (gains) and charges	(60,728)	-	-		-		2,698	5n	(58,030)
Total operating expenses	1,390,212	120,247	500		247,266		2,698		1,760,923
Operating profit	253,859	136,164	(500)		(247,266)		(2,698)		139,559
Debt refinancing charges	2,168	-	-		-		-		2,168
Interest expense	31,031	12,863	-		-		39,020	5n	82,914
Interest income	(3,123)	-	-		-		-		(3,123)
Earnings before income taxes	223,783	123,301	(500)		(247,266)		(41,718)		57,600
Income tax expense (benefit)	50,237	-	30,700	3	(27,312)	4k	(10,430)	5o	43,195
Net earnings	$ 173,546	$ 123,301	$ (31,200)		$ (219,954)		$ (31,288)		$ 14,405

Earnings per share:
Basic earnings per share	$ 3.19								$ 0.25
Diluted earnings per share	$ 3.10								$ 0.22

Weighted average number of shares outstanding:
Basic	54,325,000								56,949,541
Diluted	55,955,000								66,734,867
(See the accompanying notes.)

Notes to unaudited pro forma condensed combined financial information

Note 1 - Basis of pro forma presentation

The Merger will be accounted for as an acquisition in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”) which requires the allocation of purchase consideration to the fair value of the identified assets acquired and liabilities assumed upon consummation of a business combination. The unaudited pro forma condensed combined balance sheet as of September 30, 2020 and unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2020 and the year ended December 31, 2019 have been derived by aggregating Rent-A-Center’s audited and unaudited historical consolidated financial statements and the audited and unaudited historical financial statements of Acima.

The preliminary purchase price for the Merger is listed below, subject to certain closing adjustments. The purchase price includes $1.22 billion in cash, net of cash acquired of $25.4 million, and 2.6 million shares of Rent-A-Center common shares issued in exchange for outstanding Class A and Class B units of Acima. These Rent-A-Center common shares included in the purchase price are issued to non-Acima employees and are subject to certain transfer restrictions post-Merger pursuant to the Lock-up Agreement. These Rent-A-Center shares subject to the Lock-up Agreement will be released from their transfer restrictions over a period of 18 months, in three tranches each in 6-month intervals after the closing date of the Merger. As each tranche of common shares is released based on the terms of the Lock-up Agreement, the fair value of the Rent-A-Center common shares issued at closing of the Merger have been adjusted to reflect the effects of the respective lockup periods. As part of the Transactions, Rent-A-Center issued approximately 8 million shares to Acima employees that are subject to certain vesting conditions over a 36-month period and thus have been excluded from the purchase price and instead are accounted for post-Merger as stock-based compensation expense subject to ASC Topic 718, “Stock-based Compensation” (“ASC 718”).

The purchase price allocated below has been developed based on preliminary estimates of fair value using the historical financial statements and information of Acima as of September 30, 2020. In addition, the allocation of the purchase price to acquired identifiable assets and assumed liabilities is based on the valuation of the tangible and identifiable intangible assets acquired and liabilities assumed by management to prepare the unaudited pro forma condensed combined financial information. The purchase price and purchase price allocation are presented as follows:

	Consideration Transferred	Post-Combination Expense	Total
(Dollars in thousands)
Cash consideration paid to unit holders	$ 1,090,363		$ 1,090,363
Cash consideration paid to extinguish Acima historical debt	152,500		152,500
Equity consideration (subject to lock-up)[1]
Equity subject to 6 month lock-up period	41,717		41,717
Equity subject to 12 month lock-up period	40,161		40,161
Equity subject to 18 month lock-up period	39,064		39,064
Equity consideration (subject to restricted stock agreement)		414,060	414,060
Net of cash acquired	(25,408)		(25,408)
Total	$ 1,338,397	$ 414,060	$ 1,752,457
1 The estimated fair value of the equity consideration subject to the Lock-up Agreement has been determined based on the closing price of Rent-A-Center common stock of $51.14 on the closing date of February 17, 2021, discounted to reflect the timing of the release of the shares from the Lock-Up Agreements.

Purchase price allocation:

Consideration transferred:
Purchase price (net of cash acquired)	$ 1,338,397

Assets acquired:
Receivables, net of allowance for doubtful accounts	25,477
Prepaid expenses and other assets	649
Rental merchandise, net	312,214
Property assets, net of accumulated depreciation	181,519
Intangible assets	440,000
Operating lease right-of-use	9,123
Total assets acquired	968,982
Liabilities assumed:
Accounts payable – trade	1,241
Accrued liabilities	38,298
Operating lease liability	9,294
Deferred tax liability	(111,115)
Total liabilities assumed	(62,282)

Net assets acquired, excluding goodwill	1,031,264

Goodwill (consideration transferred above net assets acquired)	$ 307,133

Any difference between the fair value of the consideration transferred and the fair values of the assets acquired and liabilities assumed is presented as goodwill.

The unaudited pro forma condensed combined statement of operations also includes certain accounting adjustments related to the Transactions, including items that will impact the combined results, such as amortization expense on acquired intangible assets and stock-based compensation expense for Rent-A-Center shares issued as part of the Transactions.

The final allocation of the purchase price is dependent on a number of factors, including the final valuation of the fair value of tangible and identifiable intangible assets acquired and liabilities assumed as of the closing date of the Transactions, the final valuation of the Rent-A-Center shares issued and included in the purchase price as of the closing date and the resolution of any purchase price adjustments pursuant to the Merger Agreement. Accordingly, the final purchase price allocation and acquisition accounting may change upon the receipt of additional and more detailed information, and such changes could result in a material change to the unaudited pro forma condensed combined financial information. The acquisition accounting and related depreciation and amortization reflected in the unaudited pro forma condensed combined financial statements have been made solely for the purpose of preparing these statements and may change upon the receipt of additional and more detailed information. Such changes could result in a material change to the unaudited pro forma condensed combined financial information.

Additionally, the unaudited pro forma condensed combined statement of operations includes certain financing adjustments related to the Credit Agreement, dated February 17, 2021, among Rent-A-Center, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (the “ABL Credit Facility”), the term loan credit agreement, dated February 17, 2021, among Rent-A-Center, as borrower, the lenders party thereto and JPMorgan Chase Bank, N.A. as administrative agent (the “Term Loan Facility”) and the $450,000,000 aggregate principal amount of 6.375% Senior Notes due 2029 issued on February 17, 2021 (the “Unsecured Notes), each of which has an effect on the combined results. The unaudited pro forma condensed combined statement of operations do not include the impacts of any revenue, cost or other operating synergies that may result from the Transactions or any related restructuring costs.

Acima’s accounting policies have been conformed to those of Rent-A-Center based upon currently available information and assumptions management believes to be reasonable. The unaudited pro forma condensed combined balance sheet and statement of operations have been adjusted to reflect these changes as further described in Note 3 - Accounting policy alignment adjustments.

We are not aware of any other material differences between the accounting policies of the two companies, except for the adjustments described in Note 3 - Accounting policy alignment adjustments and the adjustments described in Note 2 - Reclassifications to reclassify certain balances presented in the historical financial statements of Acima to conform their presentation to that of Rent-A-Center. Additional differences between the accounting policies of the two companies, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements.

Note 2 - Reclassifications

The unaudited condensed combined pro forma financial statements have been adjusted to reflect certain reclassifications of Acima’s financial statements to conform to Rent-A-Center’s financial statement presentation.

Financial information presented in the “Acima as presented” column in the unaudited condensed combined pro forma balance sheet as of September 30, 2020 has been reclassified to conform to the presentation of Rent-A-Center as indicated in the table below:

Presentation in Acima historical financial statements	Presentation in unaudited pro forma combined financial statements	As of September 30, 2020
(Dollars in thousands)
Lease receivables, net	Receivables, net of allowance for doubtful accounts	$ 24,960
	Accrued liabilities	5,324
Leased assets, net	Rental merchandise, net - On rent	315,430
Intangible asset, net	Property assets, net of accumulated depreciation	10,966
Other assets, net	Property assets, net of accumulated depreciation	1,519
	Prepaid expenses and other assets	850
	Receivables, net of allowance for doubtful accounts	518
Lease liabilities	Accrued liabilities	17,697
Operating liabilities	Accounts payable - trade	1,241
	Accrued liabilities	2,444
Income tax distributions payable	Equity	49,900
Sales tax obligation, net	Equity	9,551
	Accrued liabilities	13,206
Senior debt	Senior debt, net	150,000
Junior debt	Senior debt, net	2,500

Financial information presented in the “Acima as presented” column in the unaudited condensed combined pro forma statement of operations for the nine months ended September 30, 2020 and year ended December 31, 2019 have been reclassified to conform to that of Rent-A-Center as indicated in the table below:

Presentation in Acima historical financial statements	Presentation in unaudited pro forma combined financial statement	Nine months ended September 30, 2020	Year ended December 30, 2019
(Dollars in thousands)
Lease portfolio revenues, net	Rentals and fees	$ 672,539	$ 668,022
	Merchandise sales	241,573	198,435
Depreciation of leased assets	Cost of rentals and fees	334,435	348,023
	Cost of merchandise sold	308,286	254,893
	Other store expenses	49,852	66,161
Direct lease costs	Other store expenses	16,070	18,446
	Cost of rentals and fees	6,849	7,130
	Depreciation and amortization	2,473	2,582
Senior debt facility	Interest expense	8,861	12,382
Junior debt	Interest expense	260	481
Payroll costs, net	Labor	16,514	18,571
	General and administrative expenses	4,809	4,777
Equity-based compensation	General and administrative expenses	995	720
Other operating costs	General and administrative expenses	5,609	5,223
	Other store expenses	2,576	3,482
	Depreciation and amortization	310	286

Note 3 - Accounting policy alignment adjustments

As stated in Note 1 - Basis of pro forma presentation, as part of preparing the unaudited pro forma condensed combined financial information, Rent-A-Center conducted a review of the accounting policies of Acima to determine if differences in accounting policies potentially required recasting of assets or liabilities to conform to Rent-A-Center’s accounting policies. Identified accounting policy adjustments are presented below.
Unaudited condensed combined pro forma balance sheet as of September 30, 2020

Presentation in Acima historical financial statements	Presentation in unaudited pro forma combined financial statement	As of September 30, 2020
(Dollars in thousands)
Rental merchandise, net - On rent[1]	Equity	$ (3,216)
- [2]	Operating lease right-of-use	9,123
	Accrued liabilities	(373)
	Prepaid expenses and other assets	(202)
	Operating lease liability	9,294
1 To reflect the expensing of previously capitalized direct lease cost out of Rental merchandise, net - On rent to Other store expenses
2 To reflect the adoption of ASC Topic 842 “Leases”

Unaudited condensed combined pro forma statement of operations for the nine months ended September 30, 2020 and year ended December 31, 2019

	Nine months ended September 30, 2020	Year ended December 31, 2019
(Dollars in thousands)
Other store expenses[1]	$ (308)	$ 500
Income tax expense (benefit)[2]	39,130	30,700
1 To reflect the expensing of previously capitalized direct lease cost out of Rental merchandise, net - On rent to Other store expenses
2 To reflect the change in tax structure of Acima to a taxable entity

Note 4 - Transaction accounting pro forma adjustments

(a) Reflects the decrease in cash for cash consideration of $1.24 billion transferred as part of the Transactions.

(b) Includes adjustments to record acquired assets at estimated acquisition-date fair values. The estimated fair values of these assets are based on the valuations performed for the preparation of the pro forma financial information and are subject to the final valuations to be performed. The respective net adjustments have been calculated as follows:

	Receivables	Prepaid expenses and other assets	Rental merchandise, net - On rent	Property assets	Operating lease right-of-use	Other intangible assets
(Dollars in thousands)
Fair value of acquired assets	$ 25,477	$ 648	$ 312,214	$ 181,519	$ 9,123	$ 440,000
Elimination of pre-acquisition assets	25,477	648	312,214	12,485	9,123	-
Net adjustment	$ -	$ -	$ -	$ 169,034	$ -	$ 440,000

Goodwill
(Dollars in thousands)
Goodwill in purchase price allocation	$ 377,350
Elimination of Rent-A-Center's pre-acquisition goodwill	(70,217)
Net adjustment	$ 307,133

(c) Amounts allocated to Other intangible assets, net, as well as the estimated useful lives are based on fair value estimates and are subject to change. The estimated fair value and useful life of Other intangible assets, net acquired are as follows:

Asset class	Estimated fair value	Estimated remaining useful life (in years)
(Dollars in thousands)
Trade name	$ 40,000	7
Merchant relationships	380,000	10
Relationship with existing lessees	20,000	1
Estimated fair value of Other intangible assets, net	$ 440,000

Includes adjustments to amortization expense resulting from the change in the estimated fair value of Other intangible assets, net acquired in the Transactions. The net adjustment to amortization expense is presented within the unaudited condensed combined pro forma statements of operations as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
(Dollars in thousands)
Total depreciation and amortization	$ 32,786	$ 63,714
Elimination of pre-acquisition historical depreciation and amortization	-	-
Net adjustment to property assets, net of accumulated depreciation	$ 32,786	$ 63,714

(d) Amounts allocated to Property assets, net of accumulated depreciation, as well as the estimated useful lives are based on fair value estimates and are subject to change. The estimated fair value and useful life of Property assets, net of accumulated depreciation acquired are as follows:

Asset Class	Estimated Fair Value	Estimated Remaining Useful Life (in years)
(Dollars in thousands)
Developed technology	$ 180,000	10
Estimated fair value of Property assets, net of accumulated depreciation	$ 180,000

Includes adjustments to depreciation expense resulting from the change in the estimated fair value of Property assets, net of accumulated depreciation acquired in the Transactions. The net adjustment to depreciation expense is presented within the unaudited condensed combined pro forma statements of operations as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
(Dollars in thousands)
Total depreciation and amortization	$ 13,500	$ 18,000
Elimination of pre-acquisition historical Depreciation and amortization	(2,783)	(2,868)
Net adjustment to Other intangible assets, net	$ 10,717	$ 15,132

(e) Reflects a $103.5 million decrease to Deferred tax liability based on a blended federal and state statutory rate of approximately 25% multiplied by the fair value adjustments related stock-based compensation that qualifies as post combination expense in accordance with ASC 718.

(f) Reflects the extinguishment of the historical Acima debt of $152.5 million that was settled upon the consummation of the Transactions.

(g) Reflects the increase in shares of Rent-A-Center common shares and capital in excess of par resulting from the issuance of shares of Rent-A-Center to Acima unit holders.

(h) Reflects the elimination of Acima’s historical equity balances at September 30, 2020 of $184.0 million and property assets of $11.0 million in accordance with the acquisition method of accounting.
(i) Reflects the $30.4 million expense incurred as part of the execution of the Transactions which includes, among others, fees paid for financial advisors, legal services, and professional accounting services, and the related deferred tax asset of $7.6 million at a statutory rate of approximately 25%, which is presented as a decrease to Deferred tax liability.

(j) Reflects the pro forma adjustment for stock-based compensation related to the issuance of Rent-A-Center common shares to Class A and Class B Acima employee unit holders, which are subject to vesting over the continued employment, as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
(Dollars in thousands)
General and administrative expenses	$ 103,515	$ 138,020

(k) Reflects tax effect of the Transactions accounting pro forma adjustments above at the blended federal and state statutory rate of approximately 25%, as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019

Income tax expense (benefit)	$ (10,876)	$ (27,312)

Note 5 - Other transaction accounting pro forma adjustments

Pro Forma Condensed Combined Balance Sheet as of September 30, 2020:

(l) As part of the acquisition of Acima, Rent-A-Center incurred approximately $1.49 billion in new debt financing. This debt consisted of three individual debt arrangements: (i) the ABL Credit Facility, (ii) the Term Loan Facility and (iii) the Unsecured Notes. Such debt had an assumed blended weighted average interest rate of 5.0% as of February 17, 2021, the closing date of the Merger. These financing arrangements were used to pay the aggregate cash component of the merger consideration, settle Acima’s pre-existing debt obligations of $152.5 million, and settle Rent-A-Center’s pre-existing debt obligations of $190.6 million, net of unamortized issuance discount and debt issuance costs of $7.4 million.

As of September 30, 2020
(Dollars in thousands)
Proceeds from the ABL Credit Facility	$ 165,000
Proceeds from the Term Loan Facility	875,000
Proceeds from the Unsecured Notes	450,000
Total proceeds from Financing	1,490,000
Less: Debt issuance costs	(42,567)
Less: Elimination of historical debt	(190,599)
Net adjustment to Senior debt, net	$ 1,256,834
(m) Reflects the increase to debt (net of $42.6 million of debt issuance costs) of the three individual financing arrangements incurred as part of the Transactions, less the effects of refinancing of Rent-A-Center’s pre-existing debt obligation of $190.6 million, net of unamortized issuance discount and debt issuance costs, upon consummation of the Transactions.
A sensitivity analysis on incremental interest expense related to the ABL Credit Facility and the Term Loan Facility incurred for purposes of financing the transaction has been performed to assess the effects that a change of 0.125% of the hypothetical assumed interest rate would have on the interest expense related to the financing arrangements. The table below sets forth the impact that a 0.125% increase or decrease in the hypothetical assumed interest rate would have on interest expense for the relevant periods.

	Nine months ended September 30, 2020	Year ended December 31, 2019
(Dollars in thousands)
1/8% increase	$ 975	$ 1,300
1/8% decrease	(155)	(206)
Unaudited condensed combined pro forma statement of operations for the nine months ended September 30, 2020 and year ended December 31, 2019
(n) Reflects the net increase to interest resulting from interest on the new debt incurred to finance the acquisition of Acima, elimination of historical Acima and Rent-A-Center interest expense, loss on extinguishment of Acima’s pre-existing debt and the amortization of related debt issuance costs, as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
(Dollars in thousands)
Interest expense	$ 41,106	$ 39,020
Other (gains) and charges	-	2,698
Total adjustment	$ 41,106	$ 41,718

(o) Reflects tax effect of the Other transaction accounting pro forma adjustments above at the blended federal and state statutory rate of approximately 25% for the impact of the merger on Rent-A-Center, as follows:

	Nine months ended September 30, 2020	Year ended December 31, 2019
(Dollars in thousands)
Income tax expense (benefit)	$ (10,277)	$ (10,430)